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                                                                   EXHIBIT 10(b)


                              SECOND AMENDMENT TO
                          REPUBLIC GROUP INCORPORATED
                         1989 LONG TERM INCENTIVE PLAN

          This Amendment is hereby adopted by Republic Group Incorporated (the "Corporation"), a Delaware corporation having its principal office in Hutchinson, Kansas.
                                    RECITALS

          WHEREAS, the Corporation previously adopted the Republic Group Incorporated 1989 Long Term Incentive Plan (the "Plan"), as restated and amended effective August 16, 1996; and

          WHEREAS, the Corporation desires to amend the definition of "change in control" in the Plan; and

          NOW, THEREFORE, pursuant to paragraph 13 of the Plan, the following Amendment is hereby made and shall be effective as specifically stated herein.

          Effective June 15, 2000, Paragraph 11 of Article I the Plan shall be revised to hereinafter be and read as follows:

               "11.  Change in Control.  Notwithstanding any other provision of
                     -----------------
          the 1989 Plan, in the event of a change in control, unless otherwise provided for in the agreement with the Participant contemplated by paragraph 12 of this Article at the time of execution and delivery thereof or by an amendment to such agreement agreed to in writing by the Participant, (i) all outstanding Stock Options which have been outstanding for at least six months, with or without tandem Stock appreciation Rights, and Restricted Stock, and (ii) effective for all awards made under the 1989 Plan on or after August 16, 1996, all outstanding Stock Options, with or without Stock Appreciation Rights, and Restricted Stock, will automatically become fully exercisable and/or vested, and Performance Units may be paid out in such manner and amounts as determined by the Board. For purposes of this paragraph 11, the term "change in control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

               (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Company, an executive officer of the Company or his Affiliates, any employee benefit plan of the Company, or any trustee of such a plan, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing thirty-five percent (35%) or
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                     more of the total voting power of the Company'' then
                     outstanding voting stock. "Affiliates" refers to those persons defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended;

               (b) a tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in the case of a tender offer described in this paragraph
                     (ii), the Change in Control will be deemed to have occurred upon the first to occur of (a) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with thirty-five percent (35%) of the total voting power of the Company's stock or (b) three (3) business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with thirty-five percent (35%) or more of the total voting power of the Company's stock when the offer terminates;

               (c) individuals who were the board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election;

               (d) there occurs a reorganization, merger or consolidation or other corporate transaction involving the Company (a "Transaction"), with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

               (e) all or substantially all of the assets of the Company are sold, liquidated or distributed.

          For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to own beneficially under SEC Rule 13d-3 (or any similar or superseding statute or rule) from time to time in effect."

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          IN WITNESS WHEREOF, this instrument was executed on this the 22nd day of June, 2000.

                                         EMPLOYER:

                                         REPUBLIC GROUP INCORPORATED


                                         By: /s/ PHIL SIMPSON
                                            ----------------------------------

                                         Name:   Phil Simpson
                                              --------------------------------

                                         Its:    Chairman of the Board
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